UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 13, 2005



                             Atrium Companies, Inc.
             (Exact name of registrant as specified in its charter)



            Delaware                      333-20095             75-2642488

(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


            3890 West Northwest Highway, Suite 500, Dallas, TX 75220
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (214) 630-5757


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 2.02      Results of Operation and Financial Condition.

On March 31, 2005, Atrium Companies, Inc. (the "Company") announced that the audit committee of the Board of Directors of the Company concluded that the Company's financial statements as set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2003 must be restated and that, in connection with its end of year closing procedures, the Company identified two errors in its financial statements for the year ended December 31, 2003. The Company disclosed that these errors, which relate to accounts payable cut-off at the Company's Arizona facility and lease accounting pertaining to a tenant allowance, resulted in a potential overstatement of 2003 EBITDA of approximately $2.0 - $3.0 million. On May 18, 2005, ACIH, Inc., the Company's parent ("ACIH"), and the Company disclosed in a conference call with the holders of ACIH's 11 1/2% Senior Discount Notes due 2012 (the "Notes") that the Company has revised its previous conclusions regarding these errors as a result of the re-audit process. The Company disclosed during the May 18, 2005 conference call that it now estimates a potential overstatement of 2003 EBITDA of approximately $3.8 - $5.0 million. This revised estimate is based on the Company's conclusion that the error relating to accounts payable cut-off at its Arizona facility is approximately $1.7 - $2.9 million and that the error relating to lease accounting pertaining to a tenant allowance is approximately $0.5 million. In addition, ACIH and the Company disclosed on the May 18, 2005 conference call with the holders of the Notes that the Company has identified a misclassification of approximately $1.6 million related to the transactions conducted in 2003 with KAT Holdings, Inc. that will require reclassification between special charges and cost of goods sold. Although this amount is not expected to change the Company's net income, the misclassification will be reclassified in an amendment to the Company's previously filed Annual Report on Form 10-K/A for the year ended December 31, 2003.

Once all testing is complete and the amounts that need to be restated have been determined, the Company intends to restate its 2003 financial statements and PricewaterhouseCoopers LLP (the Company's prior independent public accounting firm) will re-issue its opinion to be filed in an amendment to the Company's previously filed Annual Report on Form 10-K/A for the year ended December 31, 2003. As a result of the foregoing, and as previously announced, the Company's previously reported 2003 financial statements, which were included in the Company's 2003 Annual Report on Form 10-K/A, should no longer be relied upon. The audit committee of the Board of Directors has discussed with the Company's independent public accounting firm the matters disclosed in this Current Report on Form 8-K relating to the Company's revised accounting of its 2003 financial statements.

During the May 18, 2005 conference call with holders of the Notes, ACIH and the Company announced the continued delay of furnishing their fiscal 2004 financial statements and the consequent delay in furnishing their first quarter 2005 financial statements due to continuing procedures related to cut-off and valuation issues being performed related to the restatement of the Company's 2003 financial statements by PricewaterhouseCoopers LLP and the procedures being performed for the 2004 audit of the Company and ACIH by Deloitte & Touche LLP (the Company's and ACIH's current independent public accounting firm). ACIH expects that its fiscal 2004 and first quarter 2005 financial statements, together with the Company's 2003 restatement, will be furnished to each holder of the Notes and filed with the Trustee under the Indenture governing the Notes by July 31, 2005.

On April 4, 2005, ACIH and the Company announced that they expect EBITDA for 2004 to be approximately $82.0 million. On the May 18, 2005 conference call with the holders of the Notes, ACIH and the Company announced that ACIH and the Company now expect EBITDA for 2004 to be approximately $80.0 million, with the final amount subject to, among other things, the final determination as to the amount of the 2003 restatement. The difference in the preliminarily reported numbers relates to possible deficiencies in workers compensation reserves and the deferred recognition of a vendor rebate that has a future contingency. In addition, ACIH and the Company announced on the May 18, 2005 conference call ACIH's and the Company's preliminary results for the first quarter of 2005. ACIH and the Company expect EBITDA and net sales for the quarter ended March 31, 2005 to be approximately $13.2 million and $176.5 million, respectively. These selected results for the year ended December 31, 2004 and the quarter ended March 31, 2005 are preliminary and the selected results for the year ended December 31, 2004 are subject to completion of the annual audit by the Company's and ACIH's independent public accounting firm. Neither ACIH nor the Company can provide assurance that the results will not be subject to further adjustment until completion of the audit.


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As a result of the restatements and information discussed above, the Company requested from the lenders under the Company's Credit Agreement an extension to the Company's existing waiver to permit (i) an extension in delivering its fiscal 2004 and first quarter 2005 financial statements to July 31, 2005, and
(ii) a restatement of the Company's fiscal 2003 financial statements of up to $5.5 million of consolidated EBITDA.

Statements in this Current Report on Form 8-K, other than statements of historical information, are forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties including, without limitation, operating risks. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (the "Commission"), copies of which are available from the Commission or may be obtained upon request from the Company.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The information provided under Item 2.02 above is hereby incorporated by reference into this Item 4.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 13, 2005, Eric. W. Long, the Company's Executive Vice President and Chief Financial Officer, resigned from his position with the Company to pursue other opportunities. Mr. Long's resignation was effective as of May 13, 2005. The Board of Directors will appoint an interim Chief Financial Officer as soon as possible to serve in such capacity through the Company's audit and until the Board of Directors selects a permanent Chief Financial Officer.





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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            ATRIUM COMPANIES, INC.



Date: May 19, 2005
                                            By:/s/ Philip J. Ragona
                                               ---------------------------------
                                               Name:  Philip J. Ragona
                                               Title: Senior Vice President and
                                                      General Counsel